SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2003

SKYWAY COMMUNICATIONS HOLDING CORP.
(Exact name of registrant as specified in its charter)

Florida	000-320-33	65-0881662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6021 142nd Ave North, Clearwater, FL 33760
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 535-8211

I-TELECO.COM, INC.
1221 BRICKELL AVENUE, SUITE 900, MIAMI, FLORIDA 33131
(Former name or former address, if changed since last report)

Item 4.     CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

        The registrant has engaged Kingery, Crouse & Hohl, P.A. as its principal accountant to replace its former principal accountant, Pritchett, Siler & Hardy, P.C.(PSH). The former accountant was dismissed on December 2, 2003. The decision to change accountants was approved by the Board of Directors of the registrant.

        During the Registrant’s most recent two fiscal years and during any subsequent interim periods preceding the date of termination, the Company has had no disagreements with PSH on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

1

        No accountant’s report on the financial statements since inception on April 24, 2002 contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except such reports did contain a going concern qualification; such financial statements did not contain any adjustments for uncertainties stated therein. In addition, PSH did not advise the Company with regard to any of the following:

1.     That internal controls necessary to develop reliable financial statements did not exist; or
2.     That information has come to the attention of PSH, which made them unwilling to rely on management’s representations, or unwilling to be associated with the financial statements prepared by management; or
3.     That the scope of the audit should be expanded significantly, or information has come to the accountant’s attention that the accountant has concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent audited financial statements, and the issue was not resolved to the accountant’s satisfaction prior to its resignation or dismissal; and PSH has been provided with a copy of this disclosure and has furnished a letter to the Company, addressed to the SEC, stating whether they agree with the statements made herein or the stating the reasons in which they do not agree. The letter from PSH is filed herewith.

        During the most recent two fiscal years and during any subsequent interim periods preceding the date of engagement, the registrant has not consulted Kingery, Crouse & Hohl, P.A.. regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Item 5.     OTHER EVENTS

      None

Item 6.     RESIGNATION OF REGISTRANT'S DIRECTORS

      None

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS

    (a)        Financial statements of businesses acquired.

         None

    (b)        Pro forma financial information.

         None

    (c)        Exhibits:

         Letter of Pritchett, Siler & Hardy, P.C.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2003	SKYWAY COMMUNICATIONS HOLDING CORP. (Registrant) By: /s/ James Kent James Kent, Chief Executive Officer